Exhibit 99.1

January 30, 2018
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Fourth Quarter 2017 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift"), North America’s largest truckload transportation company, today reported revenue and net income for the quarter ended December 31, 2017.

Key Financial Highlights

	Quarter Ended December 31,			Year Ended December 31,
	2017 (1)	2016	Change	2017 (1)	2016	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,359,420	$289,098	370.2%	$2,425,453	$1,118,034	116.9%
Revenue before fuel surcharge	$1,218,188	$264,464	360.6%	$2,179,873	$1,028,148	112.0%
Operating income	$143,771	$34,736	313.9%	$200,630	$148,479	35.1%
Non-GAAP: Adjusted Operating Income (2)	$156,112	$37,186	319.8%	$255,358	$150,929	69.2%
Net income attributable to Knight-Swift	$447,564	$22,161	1,919.6%	$484,292	$93,863	416.0%
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift (2)	$94,002	$23,671	297.1%	$154,565	$95,373	62.1%
Earnings per diluted share	$2.50	$0.27	825.9%	$4.34	$1.16	274.1%
Non-GAAP: Adjusted Earnings per Diluted Share (2)	$0.52	$0.29	79.3%	$1.38	$1.17	17.9%
_________________

(1)
The reported results do not include the results of operations of Swift Transportation Company (Swift) and its subsidiaries on or prior to the merger with Knight Transportation, Inc. (Knight) on September 8, 2017 (the 2017 Merger) in accordance with the accounting treatment applicable to the transaction.

(2)	See GAAP to non-GAAP reconciliation in the schedules following this release.

The company previously announced a quarterly cash dividend of $0.06 per share to stockholders of record on December 1, 2017, which was paid to stockholders on December 27, 2017.
Earnings per diluted share for the quarter ended December 31, 2017 were $2.50. Included in the results for the fourth quarter is an income tax benefit of $364.2 million representing management's estimate of the net impact of the Tax Cuts and Jobs Act enacted during the quarter. Also included in the results for the quarter are $10.3 million ($6.5 million after-tax) of amortization expense related to the intangible assets recorded in the 2017 Merger and a $1.9 million ($1.2 million after-tax) charge for legal reserves related to settlement of certain class action lawsuits for Knight. Excluding these special items, Adjusted Earnings per Diluted Share for the fourth quarter were $0.52. Reported results include the results of Swift after the September 8, 2017 merger date; accordingly, comparisons to prior periods are not meaningful.

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Dave Jackson, Chief Executive Officer, commented on the fourth quarter, “Our results for our first full quarter after the merger were encouraging, reflecting favorable market developments in freight demand as well as our early progress on synergies, sharing best practices between our brands and cost control. While the teamwork we are witnessing and the opportunities ahead of us give us confidence, we continue to face perhaps the most difficult driver environment we have seen, and we expect these conditions will persist. Sourcing and retaining drivers remains a top priority across our fleets.
"Our synergy efforts are in full swing, reflecting a high degree of collaboration and dialog across the Knight and Swift platforms. We expect to achieve our synergy goals based on our progress to date and the opportunities we have identified across the enterprise. We are leveraging each brand's strengths and partnering on opportunities for improvement.
"The freight environment continued to strengthen in the fourth quarter and showed more staying power than is typical into late December and January. We believe we have begun experiencing the impact of the Electronic Logging Device (ELD) mandate in December, as seen through increased freight tenders as well as tightness in third party carrier capacity. We continue to focus on improving yield to support driver wages and improved profitability."

Segment Financial Performance

Knight Transportation	Quarter Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change
	(Dollars in thousands)
Knight Trucking:
Revenue, net of fuel surcharge and intersegment transactions	$215,434	$202,747	6.3%	$797,706	$810,358	(1.6)%
Operating income	$37,695	$30,582	23.3%	$92,298	$136,229	(32.2)%
Operating ratio	84.6%	86.6%	(200) bps	89.8%	84.9%	490 bps
Non-GAAP: Adjusted Operating Income (1)	$39,595	$33,032	19.9%	$117,310	$138,679	(15.4)%
Non-GAAP: Adjusted Operating Ratio (1)	81.6%	83.7%	(210) bps	85.3%	82.9%	240 bps

Knight Logistics:
Revenue, net of intersegment transactions	$65,899	$61,717	6.8%	$227,952	$217,790	4.7%
Operating income	$3,923	$4,154	(5.6)%	$12,600	$12,250	2.9%
Operating ratio	94.2%	93.4%	80 bps	94.6%	94.6%	—
Non-GAAP: Adjusted Operating Income (1)	$3,923	$4,154	(5.6)%	$12,600	$12,250	2.9%
Non-GAAP: Adjusted Operating Ratio (1)	94.0%	93.3%	70 bps	94.5%	94.4%	10 bps
_________________

(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.

Knight Trucking Segment — During the fourth quarter of 2017, the Knight Trucking segment produced an Adjusted Operating Ratio of 81.6% compared to 83.7% for the same quarter last year. The strong freight market and tight capacity provided non-contract revenue opportunities throughout the quarter and into January. Revenue, excluding trucking fuel surcharge and intersegment transactions, increased 6.3% driven by a 14.9% increase in our revenue per loaded mile, excluding fuel surcharges, partially offset by a 5.3% decrease in the average tractor count and a 1.6% decrease in miles per tractor compared to the prior year quarter. While the average tractor count was down year-over-year, we were able to achieve a small sequential increase in the ending tractor count during the quarter, and we were able to slow the decrease in utilization despite a 5.1% decrease in average length of haul year-over-year. The improvement in Adjusted Operating Ratio was primarily driven by the increase in revenue per loaded mile, partially offset by an increase in driver-related costs. We remain focused on developing our freight network and improving the productivity of our assets.
Knight Logistics Segment — Our Knight Logistics segment consists of brokerage, intermodal, and other logistics services. During the fourth quarter of 2017, the Logistics segment increased revenue, net of intersegment transactions, 6.8% and produced an Adjusted Operating Ratio of 94.0% compared to 93.3% for the same quarter last year. Brokerage revenue increased 8.8% in the fourth quarter of 2017 when compared to the same quarter last year, as revenue per load increased 17.2%, partially offset by a 7.2% decrease in load volume. Brokerage gross margin percentage for the quarter was essentially flat both year-over-year and sequentially, as the revenue per load increase was offset by the increase in purchased transportation costs. We plan to continue to invest in our logistics service offerings, which we expect will continue to improve our return on capital compared with asset-based operations.

2

Swift Transportation	Quarter Ended December 31, 2017
	Swift Truckload	Swift Dedicated	Swift Refrigerated	Swift Intermodal
Revenue, net of fuel surcharge	$434,688	$144,642	$186,595	$91,861
Operating income	$66,957	$19,461	$13,199	$4,581
Operating ratio	86.4%	88.0%	93.6%	95.7%
Non-GAAP: Adjusted Operating Income (1)	$66,957	$19,461	$13,199	$4,581
Non-GAAP: Adjusted Operating Ratio (1)	84.6%	86.5%	92.9%	95.0%

	Year-Ended December 31, 2017 (2)
	Swift Truckload	Swift Dedicated	Swift Refrigerated	Swift Intermodal
Revenue, net of fuel surcharge	$536,848	$179,847	$229,826	$112,865
Operating income	$74,924	$22,410	$13,626	$5,977
Operating ratio	87.7%	88.8%	94.6%	95.4%
Non-GAAP: Adjusted Operating Income (1)	$74,924	$22,410	$13,626	$5,977
Non-GAAP: Adjusted Operating Ratio (1)	86.0%	87.5%	94.1%	94.7%
_________________

(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.

(2)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction.

As noted above, as a result of the accounting treatment applicable to the merger, results for Swift only include activity from September 9, 2017 through December 31, 2017; as such, year-to-date comparison of these results to other periods or other segments may not be meaningful. Instead, we will highlight the more significant factors influencing the results in the fourth quarter. The challenging driver market remains the biggest headwind faced by the Swift Truckload, Dedicated, and Refrigerated segments, which continues to pressure recruiting and driver wage expenses as well as operational truck count and utilization. This headwind, combined with the more stringent hiring criteria Swift began implementing in October in efforts to further improve operating costs, caused a sequential decrease of 423 tractors in the Swift fleet during the fourth quarter. Our asset-based trucking businesses (comprised of Swift's Truckload, Dedicated and Refrigerated segments) increased revenue per loaded mile, excluding fuel surcharges, 5.8% year-over-year in the fourth quarter of 2017. Our focus continues to be on sourcing and retaining drivers and on improving yield, safety, efficiency, cost control and return on investment.
Swift Truckload Segment — As a result of the strong freight market, our average revenue per tractor increased 6.7% in our Swift Truckload segment compared to the same quarter of 2016, despite a 2.5% decrease in utilization which was pressured by driver availability. Driver availability was the primary constraint to further revenue growth during the fourth quarter of 2017.
Swift Dedicated Segment — Average revenue per tractor increased 2.6% while cost per mile improved 1.7% year-over-year in the fourth quarter of 2017. The revenue per tractor increase was aided by a 155 basis point improvement in deadhead percentage. We continue to manage the operating profitability of our fleets in a competitive market.
Swift Refrigerated Segment — Average revenue per tractor increased 0.7% as the increase in revenue per loaded mile, excluding fuel surcharges, was largely offset by a 2.4% decrease in utilization year-over-year in the fourth quarter of 2017. The decline in utilization was driven by a 7.3% decrease in average length of haul and an increase in unseated trucks.
Swift Intermodal Segment — We achieved an 8% increase in revenue per container year-over-year in the fourth quarter of 2017. We continue to focus on improving this business by right-sizing our cost infrastructure, increasing container turns and driving operational efficiencies.

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Consolidated Liquidity and Capital Resources

Liquidity and Capitalization — As of December 31, 2017, we had $639.2 million of unrestricted cash and available liquidity, $894.9 million face value of net debt and $5.2 billion of stockholders' equity. We remain committed to reducing leverage and further strengthening our balance sheet which we believe will position the company for success in a changing environment and to be able to benefit from opportunities for both organic and inorganic growth. Also, over the last twelve months ended December 31, 2017, we have returned $25.5 million to our stockholders in the form of quarterly dividends.

Equipment and Capital Expenditures — Gain on sale of revenue equipment was $6.4 million in the fourth quarter of 2017, compared to $0.7 million in the same quarter of 2016. The average ages of the Knight and Swift tractor fleets were flat sequentially at 2.7 years and 2.5 years, respectively. Managing our fleet size and age, and resulting capital investments in our asset-based businesses, will continue to be part of our strategy to maintain investment returns as much as possible through fluctuations in the supply-demand environment.
Purchases of property and equipment were higher than planned in the fourth quarter of 2017 as we accelerated the timing of equipment purchases where possible, in order to maximize tax benefits under the Tax Cuts and Jobs Act, which was passed in December.
We expect that net capital expenditures will be in the range of $525 - $575 million in 2018, primarily representing replacements of existing tractors and trailers and little to no asset growth across our segments. This range reflects a change in the composition of capital expenditure funding from Swift's historical practices. We plan to fund more purchases with cash and on-balance-sheet financing through our revolver and to use less off-balance-sheet leasing compared to Swift's past practice. While this may cause the reported cash expenditures to be significantly higher, the aggregate purchases of equipment and their related life cycles are not expected to change meaningfully.

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to being North America’s largest truckload carrier, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Conference Call
The company will hold a conference call on January 30, 2018, at 4:30 PM EST, to further discuss its results of operations for the quarter ended December 31, 2017. The dial in number for this conference call is 1-855-733-9163. Slides to accompany this call will be posted on the company’s website and will be available to download prior to the scheduled conference time. To view the presentation, please visit http://investor.knight-swift.com/events, “Fourth Quarter 2017 Conference Call Presentation.”

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates", "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of earnings, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:

•	our expectations for the driver market and ability to address challenges of such market;

•	our estimates of the impact of the Tax Cuts and Jobs Act;

•	our investment plans for our logistics service offerings and our ability to improve our return on capital compared with asset-based operations;

•
our strategy for managing our fleet size and age, and resulting capital investments in the trucking segments, as well as our strategy to maintain investment returns through fluctuations in the supply-demand environment;

•	our ability to achieve synergies as a result of the 2017 Merger;

•	our ability to implement yield and utilization improvement across our business units; and

•	our expectation for interest expense on our new facility compared to the legacy facilities.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Swift's and Knight's Annual Reports on Form 10-K for the year ended December 31, 2016, as well as under Item 1A., Risk Factors, in Swift's and Knight's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and various disclosures in our press releases, stockholder reports, and other filings with the SEC. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements:

•	we are subject to general economic, credit, business, and regulatory factors;

•	we operate in a highly competitive, fragmented, and regulated industry;

•	we derive a significant portion of our revenues from our major customers;

•	we may not grow substantially and may not be successful in sustaining or improving our profitability;

•	we may not make acquisitions in the future, or if we do, we may not be successful in our acquisition strategy;

•	insurance and claims expenses could significantly reduce our earnings;

5

•	our captive insurance companies are subject to substantial government regulation and insuring risk through our captive insurance companies could adversely impact our operations;

•	we have significant ongoing capital requirements;

•	we may suffer increased prices or decreased availability for new revenue equipment, as well as a failure of manufacturers to meet their sale or trade-back obligations;

•	declines in demand for our used revenue equipment could result in decreased equipment sales, resale values, and gains on sales of assets;

•	we have significant leverage and interest expense and our debt agreements contain restrictions that limit our flexibility in operating our business;

•	we must recruit, develop, and retain our key employees;

•	we may incur increases in driver compensation and difficulties attracting and retaining qualified drivers;

•	we are exposed to misclassification and contractual risks for our independent contractor drivers;

•	we are dependent on third-party capacity providers and management information and communication systems;

•	we are subject to fuel price increases and volatility;

•	we are subject to risks from doing business in Mexico;

•	we could determine that our goodwill and other indefinite-lived intangibles are impaired;

•	we face business uncertainties, disruption of management's attention, and additional costs and risks related to the merger;

•	we are exposed to litigation risks, including class actions and stockholder suits; and

•	we are exposed to seasonality and the impact of weather and other catastrophic events.

Investor Relations Contact Information
David A. Jackson, Chief Executive Officer or Adam W. Miller, Chief Financial Officer: (602) 606-6349

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Financial Statements

Condensed Consolidated Income Statements (Unaudited) (1)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands, except per share data)
Operating revenue:
Revenue before fuel surcharge	$1,218,188	$264,464	$2,179,873	$1,028,148
Fuel surcharge	141,232	24,634	245,580	89,886
Total revenue	1,359,420	289,098	2,425,453	1,118,034
Operating expenses:
Salaries, wages, and benefits	371,699	83,197	688,543	333,929
Fuel	143,704	34,881	274,956	129,696
Operations and maintenance	85,791	19,360	164,307	76,246
Insurance and claims	57,217	8,111	95,199	34,441
Operating taxes and licenses	22,705	4,083	40,544	18,728
Communications	6,566	958	10,691	4,182
Depreciation and amortization of property and equipment	91,453	29,550	193,733	115,660
Amortization of intangibles	10,468	125	13,372	500
Rental expense	56,285	1,311	74,224	5,036
Purchased transportation	349,755	65,091	594,113	233,863
Impairments	98	—	16,844	—
Miscellaneous operating expenses	19,908	7,695	41,781	17,274
Merger-related costs	—	—	16,516	—
Total operating expenses	1,215,649	254,362	2,224,823	969,555
Operating income	143,771	34,736	200,630	148,479
Interest income	648	50	1,207	309
Interest expense	(6,738)	(155)	(8,686)	(897)
Other (expense) income, net	678	337	558	4,939
Total other (expense) income	(5,412)	232	(6,921)	4,351
Income before income taxes	138,359	34,968	193,709	152,830
Income taxes (benefit) expense	(309,502)	12,496	(291,716)	57,592
Net income	447,861	22,472	485,425	95,238
Net income attributable to noncontrolling interest	(297)	(311)	(1,133)	(1,375)
Net income attributable to Knight-Swift	$447,564	$22,161	$484,292	$93,863
Earnings per share:
Basic	$2.52	$0.28	$4.38	$1.17
Diluted	$2.50	$0.27	$4.34	$1.16

Dividends declared per share:	$0.06	$0.06	$0.24	$0.24

Weighted average shares outstanding:
Basic	177,920	80,127	110,657	80,362
Diluted	179,106	81,140	111,697	81,228
_________________

(1)
The reported results do not include the results of operations of Swift Transportation Company (Swift) and its subsidiaries on and prior to the merger with Knight Transportation, Inc. (Knight) on September 8, 2017 (the 2017 Merger) in accordance with the accounting treatment applicable to the transaction.

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Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2017	December 31, 2016
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$76,649	$8,021
Cash and cash equivalents – restricted	73,657	—
Restricted investments, held to maturity, amortized cost	22,232	—
Trade receivables, net of allowance for doubtful accounts of $14,829 and $2,727, respectively	574,265	133,846
Equipment sales receivables	8,925	8,321
Notes receivable, net	4,742	560
Prepaid expenses	58,525	13,244
Assets held for sale	25,153	9,634
Income tax receivable	55,114	8,406
Other current assets	23,945	8,159
Total current assets	923,207	190,191
Property and equipment, net	2,384,221	802,858
Notes receivable, long-term	11,060	3,047
Goodwill	2,887,867	47,031
Intangible assets, net	1,440,903	2,575
Other long-term assets, restricted cash and investments	36,184	32,823
Total assets	$7,683,442	$1,078,525

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$119,867	$18,006
Accrued payroll and purchased transportation	107,017	25,017
Accrued liabilities	186,076	16,722
Claims accruals – current portion	147,285	18,633
Long-term debt – current portion	30	—
Capital lease obligations – current portion	48,972	—
Dividend payable – current portion	303	272
Total current liabilities	609,550	78,650
Revolving line of credit	125,000	18,000
Long-term debt – less current portion	364,771	—
Capital lease obligations – less current portion	127,132	—
Accounts receivable securitization	305,000	—
Claims accruals – less current portion	206,144	13,290
Deferred tax liabilities	679,077	178,000
Long-term dividend payable and other long-term liabilities	26,398	1,854
Total liabilities	2,443,072	289,794
Stockholders’ equity:
Common stock	1,780	802
Additional paid-in capital	4,219,214	223,267
Retained earnings	1,016,738	562,404
Total Knight-Swift stockholders' equity	5,237,732	786,473
Noncontrolling interest	2,638	2,258
Total stockholders’ equity	5,240,370	788,731
Total liabilities and stockholders’ equity	$7,683,442	$1,078,525

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Consolidated Statements of Cash Flows (Unaudited) (1)

	Year Ended December 31,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net income	$485,425	$95,238
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment, and intangibles	207,105	116,160
Amortization of debt issuance costs and other	209	—
Gain on sale of equipment	(8,939)	(8,124)
Gain from available-for-sale securities	—	(4,494)
Impairments	16,844	—
Deferred income taxes	(305,584)	5,454
Provision for doubtful accounts and notes receivable	5,245	882
Non-cash compensation expense for issuance of common stock to certain members of the Board of Directors	398	398
Stock-based compensation expense	6,242	4,041
Income from investment in Transportation Resource Partnerships	(1,413)	(533)
Transportation Resource Partnerships impairment	56	86
Increase (decrease) in cash resulting from changes in:
Trade receivables and equipment sales receivable	(48,454)	(11,099)
Other current assets	259	6,056
Prepaid expenses	(1,163)	4,076
Income tax receivable	(39,122)	33,561
Other long-term assets and liabilities	(4,469)	695
Accounts payable	(29,890)	3,788
Accrued liabilities and claims accrual	35,820	(2,831)
Net cash provided by operating activities	318,569	243,354
Cash flows from investing activities:
Increase in cash and cash equivalents – restricted	(10,215)	(6)
Proceeds from maturities of held-to-maturity investments	10,730	—
Purchases of held-to maturity investments	(10,893)	—
Proceeds from sale of available-for-sale securities	—	7,403
Proceeds from sale of property and equipment, including assets held for sale	82,731	65,595
Purchases of property and equipment	(387,191)	(154,596)
Proceeds from notes receivable	3,778	1,797
Expenditures on assets held for sale	(1,553)	—
Payments received on equipment sale receivables	1,505	—
Cash payments to Transportation Resource Partners	(1,172)	(21,709)
Cash proceeds from Transportation Resource Partners	9,846	496
Cash and cash equivalents received with 2017 Merger	28,493	—
Net cash used in investing activities	(273,941)	(101,020)

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Consolidated Statements of Cash Flows (Unaudited) (1) — Continued

	Year Ended December 31,
	2017	2016
	(In thousands)
Cash flows from financing activities:
Repayment of long-term debt and capital leases	(503,153)	—
Proceeds from long-term debt	400,000	—
Repayments on old line of credit borrowings, net	(18,000)	(94,000)
Borrowings on new line of credit, net	125,000	—
Borrowings under accounts receivable securitization	40,000	—
Payment of deferred loan costs	(2,312)	—
Proceeds from exercise of stock options	13,483	13,188
Share withholding for taxes due on equity awards	(4,709)	(1,631)
Payments to repurchase company's common stock	—	(39,873)
Dividends paid	(25,454)	(19,597)
Cash distribution to noncontrolling interest holder	(855)	(1,091)
Net cash provided by (used) in financing activities	24,000	(143,004)
Net increase (decrease) in cash and cash equivalents	68,628	(670)
Cash and cash equivalents at beginning of period	8,021	8,691
Cash and cash equivalents at end of period	$76,649	$8,021
_________________

(1)
The reported results do not include the results of operations of Swift Transportation Company (Swift) and its subsidiaries on and prior to the merger with Knight Transportation, Inc. (Knight) on September 8, 2017 (the 2017 Merger) in accordance with the accounting treatment applicable to the transaction.

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Segment Operating Statistics (Unaudited)

	Quarter Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change
Knight Trucking
Average revenue per tractor (1)	$47,949	$42,744	12.2%	$174,553	$172,185	1.4%
Non-paid empty mile percent	13.4%	12.7%	5.5%	12.9%	12.5%	3.2%
Average length of haul	466	491	(5.1)%	483	498	(3.0)%
Average tractors	4,493	4,743	(5.3)%	4,570	4,706	(2.9)%
Average trailers	12,388	12,570	(1.4)%	12,383	12,288	0.8%

Knight Logistics
Revenue per load – Brokerage only (2)	$1,562	$1,333	17.2%	$1,357	$1,275	6.4%
Gross margin – Brokerage only	16.3%	16.2%	0.6%	15.4%	16.5%	(6.7)%

Swift Truckload
Average revenue per tractor (3)	$50,174	$47,007	6.7%	$183,872	$179,989	2.2%
Non-paid empty mile percent	13.6%	12.4%	9.7%	12.0%	12.1%	(0.8)%
Average length of haul	598	605	(1.2)%	604	609	(0.8)%
Average tractors	8,664	10,055	(13.8)%	9,419	10,397	(9.4)%
Average trailers	34,715	33,740	2.9%	35,151	36,159	(2.8)%

Swift Dedicated
Average revenue per tractor (3)	$47,449	$46,239	2.6%	$184,901	$180,128	2.6%
Non-paid empty mile percent	17.1%	18.6%	(8.1)%	18.2%	19.1%	(4.7)%
Average length of haul	197	195	1.0%	192	190	1.1%
Average tractors	3,048	3,199	(4.7)%	3,089	3,108	(0.6)%
Average trailers	14,500	13,261	9.3%	14,771	13,574	8.8%

Swift Refrigerated
Average revenue per tractor (3)	$49,321	$48,990	0.7%	$195,413	$192,613	1.5%
Non-paid empty mile percent	7.0%	7.5%	(6.7)%	7.3%	7.7%	(5.2)%
Average length of haul	394	425	(7.3)%	406	434	(6.5)%
Average tractors	3,783	3,408	11.0%	3,558	3,444	3.3%
Average trailers	4,207	4,306	(2.3)%	4,322	4,417	(2.2)%

Swift Intermodal
Average revenue per load (3)	$1,882	$1,933	(2.6)%	$1,862	$1,891	(1.5)%
Load count	48,818	44,043	10.8%	180,064	172,209	4.6%
Average tractors	529	510	3.7%	513	526	(2.5)%
Average containers	9,122	9,131	(0.1)%	9,127	9,142	(0.2)%
____________

(1)	Revenue, net of fuel surcharge and intersegment transactions

(2)	Revenue, net of intersegment transactions

(3)	Revenue, net of fuel surcharge

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Non-GAAP Financial Measures and Reconciliations
In addition to our GAAP results, this Press Release also includes certain non-GAAP financial measures, as defined by the SEC. The terms "Adjusted Operating Income," "Adjusted Operating Ratio," and "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Earnings per Diluted Share" as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Operating Income, Adjusted Operating Ratio, Adjusted Net Income Attributable to Knight-Swift, and Adjusted Earnings per Diluted Share as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Operating Income, Adjusted Operating Ratio, Adjusted Net Income Attributable to Knight-Swift, and Adjusted Earnings per Diluted Share are not substitutes for their comparable GAAP financial measures, such as net income, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio (1) (2)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,359,420	$289,098	$2,425,453	$1,118,034
Total operating expenses	(1,215,649)	(254,362)	(2,224,823)	(969,555)
Operating income	$143,771	$34,736	$200,630	$148,479
Operating ratio	89.4%	88.0%	91.7%	86.7%

Non-GAAP Presentation
Total revenue	$1,359,420	$289,098	$2,425,453	$1,118,034
Fuel surcharge	(141,232)	(24,634)	(245,580)	(89,886)
Revenue, net of fuel surcharge	1,218,188	264,464	2,179,873	1,028,148

Total operating expenses	1,215,649	254,362	2,224,823	969,555
Adjusted for:
Fuel surcharge	(141,232)	(24,634)	(245,580)	(89,886)
Non-cash impairments (3)	(98)	—	(16,844)	—
Other non-cash items – accruals for class action lawsuits (4)	(1,900)	(2,450)	(1,900)	(2,450)
Amortization of 2017 Merger intangibles(5)	(10,343)	—	(12,872)	—
Other merger-related operating expenses (6)	—	—	(6,596)	—
Merger-related costs (7)	—	—	(16,516)	—
Adjusted Operating Expenses	1,062,076	227,278	1,924,515	877,219
Adjusted Operating Income	$156,112	$37,186	$255,358	$150,929
Adjusted Operating Ratio	87.2%	85.9%	88.3%	85.3%
____________

(1)	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

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(2)
Our results of operations for the quarter and year ended December 31, 2017 include the results of operations of Swift after September 8, 2017. Results for periods on and prior to September 8, 2017 reflect only those of Knight and do not include the results of operations of Swift. Accordingly, comparisons between our quarter and year ended December 31, 2017 results and prior periods may not be meaningful.

(3)
Non-cash impairment related to the termination of Swift's implementation of a new Enterprise Resource Planning ("ERP") system during the quarter ended September 30, 2017. During the quarter ended December 31, 2017, management reassessed the fair value of certain tractors within the Company's leasing subsidiary, IEL, determining that there was a pre-tax impairment loss.

(4)	During the fourth quarter of 2017 and 2016, we accrued expenses incurred related to certain class action action lawsuits involving employment-related claims.

(5)
"Amortization of 2017 Merger intangibles" specifically reflects the non-cash amortization expense relating to certain intangible assets identified in the 2017 Merger. Certain data necessary to complete the purchase price allocation is open for adjustments during the measurement period, and includes, but is not limited to, finalization of the valuation of certain tangible and intangible assets and liabilities acquired, assessment of lease agreements and the calculation of deferred taxes based upon the underlying tax basis of assets acquired and liabilities assumed. We believe the estimates used are reasonable but are subject to change as additional information becomes available.

(6)	"Other merger-related operating expenses" represent one-time expenses associated with the 2017 Merger, including acceleration of stock compensation expense, bonuses, and other operating expenses.

(7)	Knight-Swift incurred certain merger-related expenses associated with the 2017 Merger, consisting of legal and professional fees.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted Earnings per Diluted Share (1) (2)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Dollars in thousands)
GAAP: Net income attributable to Knight-Swift	$447,564	$22,161	$484,292	$93,863
Adjusted for:
Income tax (benefit) expense attributable to Knight-Swift	(309,502)	12,496	(291,716)	57,592
Income before income taxes attributable to Knight-Swift	$138,062	$34,657	$192,576	$151,455
Non-cash impairments (3)	98	—	16,844	—
Other non-cash items – accruals for class action lawsuits (4)	1,900	2,450	1,900	2,450
Amortization of 2017 Merger intangibles (5)	10,343	—	12,872	—
Other merger-related operating expenses (6)	—	—	6,596	—
Merger-related costs (7)	—	—	16,516	—
Adjusted income before income taxes	150,403	37,107	247,304	153,905
Provision for income tax expense at effective rate (8)	(56,401)	(13,436)	(92,739)	(58,532)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$94,002	$23,671	$154,565	$95,373
Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP: Earnings per diluted share	$2.50	$0.27	$4.34	$1.16
Adjusted for:
Income tax (benefit) expense attributable to Knight-Swift	(1.73)	0.15	(2.61)	0.71
Income before income taxes attributable to Knight-Swift	0.77	0.43	1.72	1.86
Non-cash impairments (3)	—	—	0.15	—
Other non-cash items – accruals for class action lawsuits (4)	0.01	0.03	0.02	0.03
Amortization of 2017 Merger intangibles (5)	0.06	—	0.12	—
Other merger-related operating expenses (6)	—	—	0.06	—
Merger-related costs (7)	—	—	0.15	—
Adjusted income before income taxes	0.84	0.46	2.21	1.89
Provision for income tax expense at effective rate (8)	(0.31)	(0.17)	(0.83)	(0.72)
Non-GAAP: Adjusted Earnings per Diluted Share	$0.52	$0.29	$1.38	$1.17
_________________

(1)
Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted Earnings per Diluted Share.

(2)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (2).

(3)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (3).

(4)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (4).

(5)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (5).

(6)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (6).

(7)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (7).

(8)
For the quarter and year ended December 31, 2017, a normalized effective tax rate of 37.5% was utilized to calculate "Provision for income tax expense at effective rate," as the actual effective tax rate for the fourth quarter includes a significant income tax benefit representing management's estimate of the net impact of the Tax Cuts and Jobs Act passed during the fourth quarter.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio (1)

Knight Trucking Segment	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Presentation	(Dollars in thousands)
Total revenue	$245,164	$227,399	$906,484	$900,368
Total operating expenses	(207,469)	(196,817)	(814,186)	(764,139)
Operating income	$37,695	$30,582	$92,298	$136,229
Operating ratio	84.6%	86.6%	89.8%	84.9%
Non-GAAP Presentation
Total revenue	$245,164	$227,399	$906,484	$900,368
Fuel surcharge	(29,713)	(24,634)	(108,649)	(89,886)
Intersegment transactions	(17)	(18)	(129)	(124)
Revenue, net of fuel surcharge and intersegment transactions	215,434	202,747	797,706	810,358
Total operating expenses	207,469	196,817	814,186	764,139
Adjusted for:
Fuel surcharge	(29,713)	(24,634)	(108,649)	(89,886)
Intersegment transactions	(17)	(18)	(129)	(124)
Other non-cash items – accruals for class action lawsuits (2)	(1,900)	(2,450)	(1,900)	(2,450)
Other merger-related operating expenses(3)	—	—	(6,596)	—
Merger-related costs(4)	—	—	(16,516)	—
Adjusted Operating Expenses	175,839	169,715	680,396	671,679
Adjusted Operating Income	$39,595	$33,032	$117,310	$138,679
Adjusted Operating Ratio	81.6%	83.7%	85.3%	82.9%

Knight Logistics Segment	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Presentation	(Dollars in thousands)
Total revenue	$67,196	$62,957	$234,155	$226,912
Total operating expenses	(63,273)	(58,803)	(221,555)	(214,662)
Operating income	$3,923	$4,154	$12,600	$12,250
Operating ratio	94.2%	93.4%	94.6%	94.6%
Non-GAAP Presentation
Total revenue	$67,196	$62,957	$234,155	$226,912
Intersegment transactions	(1,297)	(1,240)	(6,203)	(9,122)
Revenue, net of intersegment transactions	65,899	61,717	227,952	217,790
Total operating expenses	63,273	58,803	221,555	214,662
Adjusted for:
Intersegment transactions	(1,297)	(1,240)	(6,203)	(9,122)
Adjusted Operating Expenses	61,976	57,563	215,352	205,540
Adjusted Operating Income	$3,923	$4,154	$12,600	$12,250
Adjusted Operating Ratio	94.0%	93.3%	94.5%	94.4%
____________

(1)	Pursuant to the requirements of Regulation G, these tables reconcile segment GAAP operating ratio to segment non-GAAP Adjusted Operating Ratio.

(2)	Refer to "Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio" – footnote (4).

(3)	Refer to "Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio" – footnote (6).

(4)	Refer to "Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio" – footnote (7).

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued (1)

Swift Transportation	Quarter Ended December 31, 2017
	Swift Truckload	Swift Dedicated	Swift Refrigerated	Swift Intermodal
GAAP Presentation	(Dollars in thousands)
Total revenue	$493,213	$161,508	$206,596	$106,395
Total operating expenses	(426,256)	(142,047)	(193,397)	(101,814)
Operating income	$66,957	$19,461	$13,199	$4,581
Operating ratio	86.4%	88.0%	93.6%	95.7%
Non-GAAP Presentation
Total revenue	$493,213	$161,508	$206,596	$106,395
Fuel surcharge	(58,525)	(16,866)	(20,001)	(14,534)
Revenue, net of fuel surcharge	434,688	144,642	186,595	91,861

Total operating expenses	426,256	142,047	193,397	101,814
Adjusted for:
Fuel surcharge	(58,525)	(16,866)	(20,001)	(14,534)
Adjusted Operating Expenses	367,731	125,181	173,396	87,280
Adjusted Operating Income	$66,957	$19,461	$13,199	$4,581
Adjusted Operating Ratio	84.6%	86.5%	92.9%	95.0%

	Year-Ended December 31, 2017 (2)
	Swift Truckload	Swift Dedicated	Swift Refrigerated	Swift Intermodal
GAAP Presentation	(Dollars in thousands)
Total revenue	$609,112	$200,628	$254,102	$130,441
Total operating expenses	(534,188)	(178,218)	(240,476)	(124,464)
Operating income	$74,924	$22,410	$13,626	$5,977
Operating ratio	87.7%	88.8%	94.6%	95.4%
Non-GAAP Presentation
Total revenue	$609,112	$200,628	$254,102	$130,441
Fuel surcharge	(72,264)	(20,781)	(24,276)	(17,576)
Revenue, net of fuel surcharge	536,848	179,847	229,826	112,865

Total operating expenses	534,188	178,218	240,476	124,464
Adjusted for:
Fuel surcharge	(72,264)	(20,781)	(24,276)	(17,576)
Adjusted Operating Expenses	461,924	157,437	216,200	106,888
Adjusted Operating Income	$74,924	$22,410	$13,626	$5,977
Adjusted Operating Ratio	86.0%	87.5%	94.1%	94.7%
____________

(1)	Pursuant to the requirements of Regulation G, these tables reconcile segment GAAP operating ratio to segment non-GAAP Adjusted Operating Ratio.

(2)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction.

16